Exhibit 99.1

BEACON REPORTS FIRST QUARTER 2020 RESULTS

Sequential gross margin improvement underscores progress on fundamentals

Branding announcement supports long-term strategic vision for organic growth

•	Net sales of $1.68 billion
•	Consolidated gross margins of 24.5%; up 20 bps sequentially
•	Net income (loss) of $(23.4) million; Adjusted Net Income (Loss) of $28.3 million
•	Adjusted EBITDA of $94.3 million

HERNDON, VA.—(BUSINESS WIRE)—February 3, 2020—Beacon (Nasdaq: BECN) (the “Company”) announced results today for its first quarter ended December 31, 2019 (“2020”).

“Our first quarter delivered important progress toward our goals,” said Julian Francis, Beacon’s President and Chief Executive Officer. “Results were broadly in line with our expectations, highlighted by sequential gross margin improvement and another quarter of growth in our non-residential roofing product line. As expected, our sales declined modestly, which we believe was in line with the market. On the balance sheet, we decreased total debt by more than $300 million over the comparative periods. As part of our strategic review, we recently announced the unification of our 40 exterior product names into a single brand: Beacon Building Products. Our new brand enables us to leverage our nationwide scale to better serve customers, enhances our investment in e-commerce, and furthers our goal of developing innovative service propositions. Overall, we remain well-positioned to deliver annual sales and Adjusted EBITDA growth for fiscal 2020.”

First Quarter

Net sales decreased 2.7% to $1.68 billion, from $1.72 billion in 2019. The sales decline was mainly influenced by decreased hurricane-related demand compared to the prior year. Residential roofing product sales decreased 4.1%, non-residential roofing product sales increased 0.2%, and complementary product sales decreased 3.1% compared to the prior year. The first quarter of fiscal years 2020 and 2019 each had 62 business days.

Net income (loss) was $(23.4) million, compared to $(0.9) million in 2019. Net income (loss) attributable to common shareholders was $(29.4) million, compared to $(6.9) million in 2019. EPS was $(0.43), compared to $(0.10) in 2019. Adjusted Net Income (Loss) was $28.3 million, compared to $46.5 million in 2019. Adjusted EBITDA was $94.3 million, compared to $121.7 million in 2019.

First quarter results were impacted by lower gross margins and debt refinancing expenses that were incurred to reduce future cash outflows. The impact of these items was partially offset by slight increases in non-residential roofing product sales and lower operating expenses.

Please see the included financial tables for a reconciliation of “Adjusted” non-GAAP financial measures to the most directly comparable GAAP financial measure, as well as further detail on the components driving the net changes over the comparative periods.

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon First Quarter 2020 Earnings Conference Call
When	Monday, February 3, 2020
Time:	5:00 p.m. ET
Webcast:	Beacon Investor Relations – Events & Presentations (live and replay)
Live Call:	(877) 799-4970, Conf. ID #1478967

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. ET start time.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly-traded distributor of residential and commercial building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 110,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com

CONTACT:

Joseph Nowicki, Executive VP & CFO

Joseph.Nowicki@becn.com

571-323-3939

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended December 31,
	2019	% of Net Sales	2018	% of Net Sales
Net sales	$1,675,112	100.0%	$1,721,676	100.0%
Cost of products sold	1,264,414	75.5%	1,286,107	74.7%
Gross profit	410,698	24.5%	435,569	25.3%
Operating expense:
Selling, general and administrative[1]	326,919	19.5%	327,693	19.1%
Depreciation	19,072	1.1%	17,601	1.0%
Amortization	44,778	2.7%	52,021	3.1%
Total operating expense	390,769	23.3%	397,315	23.2%
Income (loss) from operations	19,929	1.2%	38,254	2.1%
Interest expense, financing costs, and other[2]	38,293	2.3%	38,361	2.2%
Loss on debt extinguishment	14,678	0.9%	-	0.0%
Income (loss) before provision for income taxes	(33,042)	(2.0%)	(107)	(0.1%)
Provision for (benefit from) income taxes	(9,632)	(0.6%)	786	0.0%
Net income (loss)	(23,410)	(1.4%)	(893)	(0.1%)
Dividends on Preferred Stock[3]	6,000	0.4%	6,000	0.3%
Net income (loss) attributable to common shareholders	$(29,410)	(1.8%)	$(6,893)	(0.4%)

Weighted-average common stock outstanding:
Basic	68,667,943		68,248,020
Diluted[4]	68,667,943		68,248,020

Net income (loss) per share[5]:
Basic	$(0.43)		$(0.10)
Diluted	$(0.43)		$(0.10)

____________________________________

[1]	Includes acquisition and business restructuring costs of $3.9 million and $8.9 million for the three months ended December 31, 2019 and 2018, respectively.
[2]	Includes acquisition and business restructuring costs of $7.8 million and $3.0 million for the three months ended December 31, 2019 and 2018, respectively.
[3]

Three months ended December 31, 2019 and 2018 amounts are composed of $5.0 million in undeclared cumulative Preferred Stock dividends, as well as an additional $1.0 million of Preferred Stock dividends that had been declared and paid as of period end.

[4]	Amounts do not include 9,694,619 shares issuable upon conversion of the Company’s participating Preferred Stock because such conversion would be anti-dilutive.
[5]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-average number of common shares outstanding during the period. The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented (in thousands, except share and per share amounts):
	Three Months Ended December 31,
	2019	2018
Net income (loss)	$(23,410)	$(893)
Dividends on Preferred Stock	6,000	6,000
Net income (loss) attributable to common shareholders	$(29,410)	$(6,893)
Undistributed income allocated to participating securities	-	-
Net income (loss) attributable to common shareholders - basic and diluted	$(29,410)	$(6,893)

Weighted-average common shares outstanding - basic	68,667,943	68,248,020
Effect of common share equivalents	-	-
Weighted-average common shares outstanding - diluted	68,667,943	68,248,020

Net income (loss) per share - basic	$(0.43)	$(0.10)
Net income (loss) per share - diluted	$(0.43)	$(0.10)

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	December 31,	September 30,	December 31,
	2019	2019	2018
Assets
Current assets:
Cash and cash equivalents	$43,749	$72,287	$18,423
Accounts receivable, net	861,087	1,108,134	881,749
Inventories, net	1,037,827	1,018,183	1,025,310
Prepaid expenses and other current assets	311,112	315,643	375,598
Total current assets	2,253,775	2,514,247	2,301,080
Property and equipment, net	253,019	260,376	273,742
Goodwill	2,491,166	2,490,590	2,489,730
Intangibles, net	1,077,478	1,125,540	1,282,242
Operating lease assets	463,081	-	-
Other assets, net	10	2,059	1,243
Total assets	$6,538,529	$6,392,812	$6,348,037

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$594,613	$822,931	$551,940
Accrued expenses	411,169	599,155	375,672
Current operating lease liabilities	98,994	-	-
Current portions of long-term debt/obligations	13,877	18,689	20,315
Total current liabilities	1,118,653	1,440,775	947,927
Borrowings under revolving lines of credit, net	215,642	80,961	503,216
Long-term debt, net	2,495,135	2,494,623	2,497,123
Deferred income taxes, net	107,085	103,913	110,179
Non-current operating lease liabilities	358,504	-	-
Long-term obligations under equipment financing, net	1,607	4,609	10,689
Other long-term liabilities	2,018	6,383	5,532
Total liabilities	4,298,644	4,131,264	4,074,666

Convertible Preferred Stock[1]	399,195	399,195	399,195

Stockholders' equity:
Common stock	687	685	684
Undesignated preferred stock	-	-	-
Additional paid-in capital	1,086,970	1,083,042	1,067,711
Retained earnings	769,812	799,222	826,941
Accumulated other comprehensive income (loss)	(16,779)	(20,596)	(21,160)
Total stockholders' equity	1,840,690	1,862,353	1,874,176
Total liabilities and stockholders' equity	$6,538,529	$6,392,812	$6,348,037

____________________________________

[1]

In connection with the acquisition of Allied Building Products Corp. on January 2, 2018, the Company completed the sale of 400,000 shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), with an aggregate liquidation preference of $400.0 million, at a purchase price of $1,000 per share, to CD&R Boulder Holdings, L.P. The Preferred Stock is convertible perpetual participating preferred stock of the Company, and conversion of the Preferred Stock into $0.01 par value shares of the Company’s common stock will be at a conversion price of $41.26 per share (or 9,694,619 shares of common stock). The Preferred Stock accumulates dividends at a rate of 6.0% per annum (payable in cash or in-kind, subject to certain conditions). The Preferred Stock is not mandatorily redeemable; therefore, it is classified as mezzanine equity on the Company’s consolidated balance sheets.

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended December 31,
	2019	2018
Operating Activities
Net income (loss)	$(23,410)	$(893)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,850	69,622
Stock-based compensation	5,156	3,457
Certain interest expense and other financing costs	2,849	3,024
Beneficial lease amortization	-	572
Loss on debt extinguishment	14,678	-
Gain on sale of fixed assets	(330)	(265)
Deferred income taxes	2,357	3,201
Changes in operating assets and liabilities, net of the effects of businesses acquired in the period:
Accounts receivable	247,685	207,119
Inventories	(19,147)	(90,712)
Prepaid expenses and other current assets	(3,362)	(131,638)
Accounts payable and accrued expenses	(417,507)	(400,616)
Other assets and liabilities	1,874	246
Net cash provided by (used in) operating activities	(125,307)	(336,883)

Investing Activities
Purchases of property and equipment	(12,194)	(11,688)
Acquisition of businesses, net	-	(163,973)
Proceeds from the sale of assets	396	401
Net cash provided by (used in) investing activities	(11,798)	(175,260)

Financing Activities
Borrowings under revolving lines of credit	750,711	1,298,654
Payments under revolving lines of credit	(616,767)	(888,225)
Payments under term loan	(2,425)	-
Borrowings under senior notes	300,000	-
Payment under senior notes	(309,564)	-
Payment of debt issuance costs	(3,582)	-
Payments under equipment financing facilities and finance leases	(2,282)	(1,465)
Payment of dividends on Preferred Stock	(6,000)	(6,000)
Proceeds from issuance of common stock related to equity awards	875	834
Payment of taxes related to net share settlement of equity awards	(2,101)	(3,617)
Net cash provided by (used in) financing activities	108,865	400,181

Effect of exchange rate changes on cash and cash equivalents	(298)	458

Net increase (decrease) in cash and cash equivalents	(28,538)	(111,504)
Cash and cash equivalents, beginning of period	72,287	129,927
Cash and cash equivalents, end of period	$43,749	$18,423

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Sales by Product Line
	Three Months Ended December 31,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$702,236	41.9%	$732,190	42.5%	$(29,954)	(4.1%)
Non-residential roofing products	420,853	25.1%	419,909	24.4%	944	0.2%
Complementary building products	552,023	33.0%	569,577	33.1%	(17,554)	(3.1%)
	$1,675,112	100.0%	$1,721,676	100.0%	$(46,564)	(2.7%)

Sales by Business Day[1]
	Three Months Ended December 31,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$11,326	41.9%	$11,810	42.5%	$(484)	(4.1%)
Non-residential roofing products	6,788	25.1%	6,773	24.4%	15	0.2%
Complementary building products	8,904	33.0%	9,187	33.1%	(283)	(3.1%)
	$27,018	100.0%	$27,770	100.0%	$(752)	(2.7%)

__________________________________________________

[1]	There were 62 business days in each of the quarters ended December 31, 2019 and 2018.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss)1

(In thousands)

	Three Months Ended December 31,
	2019	2018
Net income (loss)	$(23,410)	$(893)
Adjustments:
Acquisition costs[2]	51,479	63,962
Business restructuring costs[3]	19,683	-
Total adjustments	71,162	63,962
Tax impact of total adjustments[4]	(19,424)	(16,569)
Total adjustments, net of tax	51,738	47,393
Adjusted Net Income (Loss)	$28,328	$46,500

_________________________

[1]	Adjusted Net Income (Loss) is defined as net income that excludes acquisition costs, business restructuring costs, and the effects of tax reform
[2]	The following table presents a breakout of the components of acquisition costs for each of the periods indicated:
	Three Months Ended December 31,
	2019	2018
Amortization of intangible assets	$44,778	$52,021
Costs classified as selling, general, and administrative[a]	3,852	8,917
Amortization of debt issuance costs	2,849	3,024
Total acquisition costs	51,479	63,962

___________________________

a.

Selling, general, and administrative costs related to acquisitions are mainly composed of professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses.

[3]

Business restructuring costs are mainly composed of a loss on debt extinguishment of $14.7 million in connection with debt refinancing. Also included are accrued estimated costs related to employee benefit plan withdrawals, costs stemming from headcount rationalization efforts, and re-branding costs.

[4]

The effective tax rate applied to these adjustments is calculated by using adjusted pre-tax income while factoring in discrete tax adjustments for the fiscal year. The tax impact of adjustments for the quarter ended December 31, 2019 and 2018 were calculated using an effective tax rate of 27.3% and 25.9%, respectively.

We use Adjusted Net Income (Loss) to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted Net Income (Loss) consistently using the same method each period.

We believe that Adjusted Net Income (Loss) is a useful measure because it permits investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments.

While we believe Adjusted Net Income (Loss) is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. You should not consider Adjusted Net Income (Loss) in isolation or as a substitute for net income calculated in accordance with GAAP. Adjusted Net Income (Loss) may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, Adjusted Net Income (Loss) may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended December 31,
	2019	2018
Net income (loss)	$(23,410)	$(893)
Interest expense, net	34,796	39,816
Income taxes	(9,632)	786
Depreciation and amortization	63,850	69,622
Stock-based compensation	5,156	3,457
Acquisition costs[2]	3,852	8,917
Business restructuring costs[3]	19,683	-
Adjusted EBITDA	$94,295	$121,705

Adjusted EBITDA as a % of net sales	5.6%	7.1%

_________________________________

[1]

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, acquisition costs, and business restructuring costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance.

[2]

Represents selling, general, and administrative costs related to acquisitions (excluding the impact of tax) only. The other items the Company classifies as acquisition costs are embedded within the other balances reported in the table.

[3]

Business restructuring costs are mainly composed of a loss on debt extinguishment of $14.7 million in connection with debt refinancing. Also included are accrued estimated costs related to employee benefit plan withdrawals, costs stemming from headcount rationalization efforts, and re-branding costs.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period.

We believe that Adjusted EBITDA is a useful measure because it permits investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments.

While we believe Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. Adjusted EBITDA may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, Adjusted EBITDA may differ from similarly titled measures presented by other companies.